Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

MOBETIZE CORP.

(Formerly “SLAVIA CORP”)

ARTICLE I

Offices

The  registered  office  of  Mobetize  Corp.  (the  “Corporation”)  shall   be  in  the  State  of  Nevada.  The

Corporation also may have offices at such other places, within or without the State of Nevada, as the Board of Directors (the “Board”) determines from time to time or the business of the Corporation requires.

ARTICLE II

Meetings of Stockholders

Section 1.

Place of Meetings.

Except as otherwise provided in these Bylaws, all meetings of the stockholders shall be held on such dates and  at  such  times  and  places,  within  or  without  the  State  of  Nevada,  as  shall  be  determined  by the  Board and as shall be stated in the notice of the meeting or in waivers of notice thereof. If the place of any meeting is not so fixed, it shall be held at the registered office of the Corporation in the State of Nevada.

Section 2.

Annual Meetings.

The  annual  meeting  of  stockholders  for  the  election  of  directors  and  the  transaction  of  such  other  proper business as may be brought before the meeting shall be held on such date after the close of the Corporation’s fiscal year, and at such time, as the Board may from time to time determine.

Section 3.

Special Meetings.

Special  meetings  of  the  shareholders,  for  any purpose  or  purposes  whatsoever,  may be  called  at  any time by the President of the Corporation or by the Board. Except in special cases where other express provision is made by statute, notice of such special meetings shall be given in the same manner as for annual meetings of stockholders. Notices of any special meeting shall specify in addition to the place, day and hour of such meeting, the purpose or purposes for which the meeting is called.

Section 4.

Notice of Meetings.

Exhibit 3.2

Except as otherwise required by law, whenever the stockholders are required or permitted to take any action at a meeting, written notice thereof shall be given, stating the place, date and time of the meeting and, unless it is the annual meeting, by or at whose direction it is being issued. The notice also shall designate the place where  the  stockholders’  list  is  available  for  examination,  unless  the  list  is  kept  at  the  place  where  the meeting  is  to  be  held.  Notice  of  a  special  meeting  also  shall  state  the  purpose  or  purposes  for  which  the meeting is called. A copy of the notice of any meeting shall be delivered personally or shall be mailed, not less than ten (10) or more than sixty (60) days before the date of the meeting, to each stockholder of record entitled to vote at the meeting. If mailed, the notice shall be given when deposited in the United States mail,

postage prepaid, and shall  be  directed to each stockholder at  his  or  her  address as it appears on the record of  stockholders  of  the  Corporation,  or  to  such  other  address  which  such  stockholder  may  have  filed  by written  request  with  the  Secretary  of  the  Corporation.  Notice  of  any  meeting  of  stockholders  shall  be deemed  waived  by  any  stockholder  who  attends  the  meeting,  except  when  the  stockholder  attends  the meeting  for  the  express  purpose  of  objecting  at  the  beginning  thereof  to  the  transaction  of  any  business because  the  meeting is  not lawfully called  or  convened, or  by any stockholder  who  submits, either  before or after the meeting, a signed waiver of notice. Unless the Board, after the adjournment of a meeting, shall fix a new record date for the adjourned meeting or unless the adjournment is for more than thirty (30) days,

notice of an adjourned meeting need not be given if the place, date and time to which the meeting shall be adjourned are announced at the meeting at which the adjournment is taken.

Section 5.

Quorum.

The presence in person or by proxy of the holders of a majority of the shares entitled to vote at any meeting shall  constitute  a quorum for the transaction of business. The shareholders present  at  a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Section 6.

Voting.

Except  as  otherwise  provided  by law,  the  Articles  of  Incorporation  of  the  Corporation,  or  preferred  stock rights, at all meetings of the stockholders, every stockholder of record having the right to vote thereat shall be  entitled  to  one  vote  for  every share  of  stock  standing  in  such  stockholder’s  name  as  of  the  record  date and entitling such stockholder to so vote. A stockholder may vote in person or by proxy. Except as otherwise provided by law,  the Articles  of Incorporation of the  Corporation, or  preferred stock rights, any corporate action to be taken by a vote of the stockholders, other than the election of directors, shall be authorized by not less than a majority of the votes cast at a meeting by the stockholders present in person or by proxy and entitled to vote thereon. Directors shall be elected as provided in Article III of these Bylaws. Written ballots shall not be required for voting on any matter unless ordered by the Secretary of the meeting.

Section 7.

Proxies.

Every proxy shall  be executed in writing by the stockholder or  by his or her  attorney-in-fact,  or otherwise as provided in the Nevada Revised Statutes (the “General Corporation Law”).

Section 8.

List of Stockholders.

Exhibit 3.2

At  least  ten  (10)  days  before  every  meeting  of  stockholders,  a  list  of  the  stockholders  (including  their addresses)  entitled to  vote  at  the  meeting and their  record  holdings  as  of the record  date  shall  be  open  for examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours,

at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting,  or,  if  not  so  specified,  at  the  place  where  the  meeting  is  to  be  held.  The  list  also  shall  be  kept  at and throughout the meeting, and may be inspected by any stockholder who is present.

Section 9.     Action at Meeting.

When a quorum is present at any meeting, any election of directors shall be determined by a plurality of the votes cast  by the stockholders entitled to vote at  the election, and any other matter shall  be determined by a  majority in  voting  power of the  shares  present  in  person  or  represented by proxy and  entitled to  vote on the matter (or if there are two or  more classes of stock entitled to vote as separate classes, then in the case of each such class, a majority of the shares of each such class present in person or represented by proxy and entitled to vote on the matter) shall decide such matter, except when a different vote is required by express provision of law, the Articles of Incorporation or these Bylaws.

All  voting,  including on  the  election  of  directors,  but  excepting where  otherwise required  by law,  may be by a  voice  vote;  provided,  however,  that  upon  demand  therefor  by a  stockholder  entitled  to  vote  or  his  or her proxy, a vote by ballot shall be taken. Each ballot shall state the name of the stockholder or proxy voting and  such  other  information  as  may  be  required  under  the  procedure  established  for  the  meeting.  The

Corporation  may,  and  to  the  extent  required  by  law,  shall,  in  advance  of  any  meeting  of  stockholders,

appoint  one  or  more  inspectors  to  act  at  the  meeting  and  make  a  written  report  thereof.  The  Corporation may designate one or more persons as an alternate inspector to replace any inspector who fails to act. If no inspector  or  alternate  is  able  to act  at  a  meeting  of  stockholders,  the  person  presiding  at  the  meeting  may,

and to the extent required by law, shall, appoint one or more inspectors to act at the meeting. Each inspector,

before entering upon the discharge of his duties, shall take and sign an oath to faithfully execute the duties of inspector with strict impartiality and according to the best of his or her ability.

Section 10.

Notice of Stockholder Business.

Exhibit 3.2

(a) At an annual or special meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be  (i)  specified  in  the  notice  of  meeting  (or  any  supplement  thereto)  given  by  or  at  the  direction  of  the

Board, (ii) properly brought before the meeting by or at the direction of the Board, or (iii) properly brought before an annual meeting by a stockholder of record. For business to be properly brought before an annual meeting by a stockholder, it must be a proper matter for stockholder action under the General Corporation

Law,  and  the  stockholder  must  have  given  timely  notice  thereof  in  writing  to  the  Secretary  of  the

Corporation and if the stockholder, or the beneficial owner on whose behalf any such proposal is made, has provided  the  Corporation  with  a  Solicitation  Notice,  as  that  term  is  defined  in  subclause  (v)  of  paragraph

(b),  such  stockholder  or  beneficial  owner  must  have  delivered  a  proxy  statement  and  form  of  proxy  to holders of at least the percentage of the Corporation's voting shares required under applicable law to carry any such proposal, and must have included in such materials the Solicitation Notice, and if no Solicitation

Notice  relating  thereto  has  been  timely  provided  pursuant  to  this  section,  the  stockholder  or  beneficial owner proposing such business must not have solicited a number of proxies sufficient to have required the delivery  of  such  a  Solicitation  Notice  under  this  section.  To  be  timely,  a  stockholder  proposal  to  be presented  at  an  annual  meeting  shall  be  received  at  the  Corporation's  principal  executive  offices  not  less than  120  calendar  days  in  advance  of  the  first  anniversary  of  the  date  that  the  Corporation's  (or  the

Corporation's predecessor's) proxy statement was released to stockholders in connection with the previous year's annual meeting of stockholders, except that if no annual meeting was held in the previous year or the date of the annual meeting is more than 30 days earlier than the date contemplated at the time of the previous year's  proxy statement, notice by the stockholders to be timely must be received not later than the close of business on the 10th day following the day on which the date of the annual meeting is publicly announced.

In  no  event  shall  the  public  announcement  of  an  adjournment  or  postponement  of  an  annual  meeting commence  a  new  time  period  (or  extend  any  time  period)  for  the  giving  of  a  stockholder's  notice  as described above.

(b) A stockholder's notice to the Secretary of the Corporation shall set forth as to each matter the stockholder proposes  to  bring  before the  annual or  special  meeting (i)  a brief  description of the  business  desired to be brought  before  the  annual  meeting,  (ii)  the  name  and  address  of  the  stockholder  proposing  such  business and of the beneficial owner, if any, on whose behalf the business is being brought, (iii) the class and number of shares of the Corporation which are owned beneficially and of record by the stockholder and such other beneficial owner, and (iv) any material interest of the stockholder and such other beneficial owner in such business  and  (v)  whether  such  stockholder  or  beneficial  owner  intends  to  deliver  a  proxy  statement  and form  of  proxy  to  holders  of  at  least  the  percentage  of  the  Corporation's  voting  shares  required  under applicable law to carry the proposal (an affirmative statement of such intent being referred to in this Section

10 as a "Solicitation Notice").

Section 11

Conduct of Business.

Exhibit 3.2

At  every meeting of the stockholders,  the Chairman of the  Board, or,  in  his  or  her  absence, the  President,

or,  in his  or  her  absence,  such  other  person  as  may be  appointed by the Board,  shall act  as chairman.  The

Secretary of  the  Corporation  or  a  person  designated  by  the  chairman  of  the  meeting  shall  act  as  secretary of the meeting. Unless otherwise approved by the chairman of the meeting, attendance at the stockholders'

meeting  is  restricted  to  stockholders  of  record,  persons  authorized  in  accordance  with  Section  6  of  these

Bylaws to act by proxy, and officers of the Corporation. The chairman of the meeting shall call the meeting to  order,  establish  the  agenda,  and  conduct  the  business  of  the  meeting  in  accordance  therewith  or,  at  the chairman's discretion, it may be conducted otherwise in accordance with the wishes of the stockholders in attendance.  The  date  and  time  of  the  opening  and  closing  of  the  polls  for  each  matter  upon  which  the stockholders  will  vote  at  the  meeting  shall  be  announced  at  the  meeting.  The  chairman  shall  also  conduct the meeting in an orderly manner, rule on the precedence of, and procedure on, motions and other procedural matters, and exercise discretion with respect to such procedural matters with fairness and good faith toward all  those  entitled  to  take  part.  Without  limiting  the  foregoing,  the  chairman  may  (a)  restrict  attendance  at any  time  to  bona  fide  stockholders  of  record  and  their  proxies  and  other  persons  in  attendance  at  the invitation  of  the  presiding  officer  or  Board,  (b)  restrict  use  of  audio  or  video  recording  devices  at  the meeting,  and (c) impose  reasonable limits on the amount of  time  taken up  at  the meeting on discussion in general or on remarks by any one stockholder. Should any person in attendance become unruly or obstruct the meeting proceedings, the chairman shall have the power to have such person removed from the meeting.

Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at a meeting except in  accordance  with  the  procedures  set  forth  in  this  Section  11  and  Section  10  above.  The  chairman  of  a meeting  may  determine  and  declare  to  the  meeting  that  any  proposed  item  of  business  was  not  brought before the meeting in accordance with the provisions of this Section 11 and Section 10, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

Section 12.

Stockholder Action Without Meeting.

Any action  which  may be  taken  at  any annual  or  special  meeting  of stockholders  may be  taken  without  a meeting and without prior notice, if a consent in writing, setting forth the actions so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes which would be necessary to  authorize  or  take  such  action  at  a  meeting  at  which  all  shares  entitled  to  vote  thereon  were  present  and voted. All such consents shall be filed with the Secretary of the Corporation and shall be maintained in the corporate  records.  Prompt  notice  of  the  taking  of  a  corporate  action  without  a  meeting  by  less  than unanimous  written  consent  shall  be  given  to  those  stockholders  who  have  not  consented  in  writing.  An electronic transmission consenting to an action to be taken and transmitted by a stockholder, or by a proxy holder or other person authorized to act for a stockholder, shall be deemed to be written, signed and dated for the purpose of this Section 12, provided that such electronic transmission sets forth or is delivered with information from which the Corporation can determine (i) that the electronic transmission was transmitted by  the  stockholder  or  by  a  person  authorized  to  act  for  the  stockholder  and  (ii)  the  date  on  which  such stockholder  or  authorized  person  transmitted  such  electronic  transmission.  The  date  on  which  such electronic transmission is transmitted shall be deemed to be the date on which such consent was signed. No consent  given  by  electronic  transmission  shall  be  deemed  to  have  been  delivered  until  such  consent  is reproduced in paper form and until such paper form shall be delivered to the Corporation by delivery to its registered  office  in  the  State  of  Nevada,  its  principal  place  of  business  or  an  officer  or  agent  of  the

Corporation having custody of the books in which proceedings of meetings of stockholders are recorded.

Section 13.

Meetings by Remote Communication.

Exhibit 3.2

If  authorized  by  the  Board,  and  subject  to  such  guidelines  and  procedures  as  the  Board  may  adopt,

stockholders and proxy holders not physically present at a meeting of stockholders may, by means of remote communication, participate in the meeting and be deemed present in person and vote at the meeting, whether such meeting is to be held at a designated place or solely by means of remote communication, provided that

(i)  the  Corporation  shall  implement  reasonable  measures  to  verify  that  each  person  deemed  present  and permitted to vote  at the meeting by means  of remote  communication is a  stockholder  or  proxy holder,  (ii)

the  Corporation  shall  implement  reasonable  measures  to  provide  such  stockholders  and  proxy  holders  a reasonable  opportunity to  participate in  the  meeting and  to  vote  on  matters  submitted to  the  stockholders,

including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation

ARTICLE III

Directors

Section 1.

General Powers.

The  business  and  affairs  of  the  Corporation  shall  be  managed  by  or  under  the  direction  of  a  Board,  who may exercise  all  of  the  powers  of  the  Corporation  except  as  otherwise  provided  by law  or  the  Articles  of

Incorporation. In the event of a vacancy in the Board, the remaining directors, except as otherwise provided by law, may exercise the powers of the full Board until the vacancy is filled.

Section 2.

Number and Term of Office.

Subject  to  the  rights  of  the  holders  of  any  series  of  preferred  stock  to  elect  directors  under  specified circumstances,  the  number  of  directors  shall  be  a  minimum  of  one  (1)  and  a  maximum  of  twelve  (12)  as shall be fixed from time to time exclusively by the Board pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption). All directors shall hold office  until  the  expiration  of  the  term  for  which  elected  and  until  their  respective  successors  are  elected,

except  in  the  case  of  the  death,  resignation  or  removal  of  any  director.  At  each  annual  meeting  of stockholders, commencing with the first  annual  meeting held after the Effective Date, (i) directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at each annual meeting of stockholders after their election, with each director to hold office until his or her successor shall have  been duly elected and  qualified,  and (ii)  if authorized by a  resolution  of the  Board,  directors  may be elected to fill any vacancy on the Board, regardless of how such vacancy shall have been created.

Section 3

Vacancies and Newly Created Directorships.

Subject  to  the  rights  of  the  holders  of  any  series  of  preferred  stock  then  outstanding,  newly  created directorships  resulting  from  any  increase  in  the  authorized  number  of  directors  or  any  vacancies  on  the

Exhibit 3.2

Board resulting from death, resignation, retirement, disqualification or other cause (including removal from office  by a  vote  of  the  stockholders)  may be  filled  only  by a  majority  vote  of  the  directors  then  in  office,

though  less  than  a  quorum  (and  not  by  stockholders),  or  by  the  sole  remaining  director,  and  directors  so chosen shall hold office for a term expiring at the next annual meeting of stockholders at which the term of office of the class to which they have been elected expires or until such director's successor shall have been duly elected and qualified. No decrease in the number of authorized directors shall shorten the term of any incumbent director.

Section 4

Resignation.

Any  director  may  resign  by  delivering  notice  in  writing  or  by  electronic  transmission  to  the  President,

Chairman of the Board or Secretary.  Such resignation shall  be effective upon receipt  unless it is  specified to be effective at some other time or upon the happening of some other event.

Section 5

Removal.

Subject  to  the  rights  of  the  holders  of  any series  of  preferred  stock  then  outstanding,  any  directors,  or  the entire Board, may be removed from office at any time, with or without cause, by the affirmative vote of the holders  of  a  majority  of  the  voting  power  of  all  of  the  outstanding  shares  of  capital  stock  entitled  to  vote generally  in  the  election  of  directors,  voting  together  as  a  single  class.  Vacancies  on  the  Board  resulting from  such removal  may be  filled  by a  majority of  the  directors then  in  office,  though  less  than  a  quorum,

or  by  the  sole  remaining  director.  Directors  so  chosen  shall  hold  office  until  the  next  annual  meeting  of stockholders at which the term of office of the class to which they have been elected expires.

Section 6

Regular Meetings.

Regular meetings of the Board may be held without notice at such time and place, either within or without the State of Nevada, as shall be determined from time to time by the Board; provided that any director who is absent when such a determination is made shall be given notice of the determination. A regular meeting of the Board may be held without notice immediately after and at the same place as the annual meeting of stockholders.

Section 7

Special Meetings.

Special  meetings  of  the Board  may be  called  by the Chairman  of the  Board,  the  President  or  two  or  more directors and may be held at any time and place, within or without the State of Nevada.

Section 8

Notice of Special Meetings.

Notice of any special meeting of directors shall  be given to each director by whom it is not  waived by the

Secretary  or  by  the  officer  or  one  of  the  directors  calling  the  meeting.  Notice  shall  be  duly  given  to  each

Exhibit 3.2

director  by  (i)  giving  notice  to  such  director  in  person  or  by  telephone,  electronic  transmission  or  voice message  system  at  least  24  hours  in  advance  of  the  meeting,  (ii)  sending  a  facsimile  to  his  last  known facsimile number, or delivering written notice by hand to his last known business or home address, at least

24  hours  in  advance  of  the  meeting,  or  (iii)  mailing  written  notice  to  his  last  known  business  or  home address at least three days in advance of the meeting. A notice or waiver of notice of a meeting of the Board need not specify the  purposes of the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

Section 9

Participation in Meetings by Telephone Conference Calls or Other Methods of

Communication

Directors or any members of any committee designated by the directors may participate at a meeting of the

Board or such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting.

Section 10

Quorum.

A majority of the total number of authorized directors shall constitute a quorum at any meeting of the Board.

In the absence of a quorum at any such meeting, a majority of the directors present may adjourn the meeting from  time  to  time  without  further  notice  other than announcement  at  the  meeting,  until  a quorum  shall  be present.  Interested  directors  may be  counted  in  determining  the  presence  of  a  quorum  at  a  meeting  of  the

Board or at a meeting of a committee which authorizes a particular contract or transaction.

Section 11

Action at Meeting.

At any meeting of the Board at  which a quorum is present, the vote of a  majority of those present shall be sufficient  to  take  any  action,  unless  a  different  vote  is  specified  by  law,  the  Articles  of  Incorporation  or these Bylaws.

Section 12

Action by Written Consent.

Any action required or permitted to be taken at any meeting of the Board or of any committee of the Board may be taken without  a meeting if all  members of the Board or committee, as the case may be,  consent to the  action  in  writing  or  by  electronic  transmission,  and  the  writings  or  electronic  transmissions  are  filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are  maintained  in  paper  form  and  shall  be  in  electronic  form  if  the  minutes  are  maintained  in  electronic form.

Section 13

Committees.

The Board may designate one or more committees, each committee to consist of one or more of the directors of  the  Corporation,  with  such  lawfully  delegated  powers  and  duties  as  it  therefor  confers,  to  serve  at  the

Exhibit 3.2

pleasure  of  the  Board.  The  Board  may  designate  one  or  more  directors  as  alternate  members  of  any committee,  who  may  replace  any  absent  or  disqualified  member  at  any  meeting  of  the  committee.  In  the absence or disqualification of a member of a committee, the member or members of the committee present at  any  meeting  and  not  disqualified  from  voting,  whether  or  not  he  or  they  constitute  a  quorum,  may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board and subject to the provisions of the General Corporation Law, shall have and may exercise all the powers and authority of the Board in the  management  of  the business and affairs of the Corporation and  may authorize the seal of the Corporation to be affixed to all papers which may require it. Each such committee shall keep minutes and  make  such  reports  as  the  Board  may  from  time  to  time  request.  Except  as  the  Board  may  otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these

Bylaws for the Board.

Section 14

Compensation of Directors.

Directors  may  be  paid  such  compensation  for  their  services  and  such  reimbursement  for  expenses  of attendance at meetings as the Board may from time to time determine. No such payment shall preclude any director  from serving the Corporation or  any of  its  parent  or subsidiary corporations  in any other capacity and receiving compensation for such service.

Section 15

Nomination of Director Candidates.

Subject  to  the  rights  of  holders  of  any class  or  series of  preferred  stock then  outstanding,  nominations  for the  election  of  directors  may  be  made  by (i)  the  Board  or  a  duly authorized  committee  thereof  or  (ii)  any stockholder entitled to vote in the election of directors.

Section 16

Nomination of Director Candidates.

(a)  Subject  to  the rights  of holders  of  any class  or  series  of  preferred  stock then  outstanding,  nominations for  the  election  of  directors  at  an  annual  meeting  may  be  made  by  (i)  the  Board  or  a  duly  authorized

Exhibit 3.2

committee thereof or (ii) any stockholder entitled to vote in the election of directors generally who complies with the procedures set forth in this Bylaw and who is a stockholder of record at the time notice is delivered to  the  Secretary of  the Corporation. Any stockholder entitled to  vote in  the  election  of  directors  generally may nominate  one  or  more  persons  for  election  as  directors  at  an  annual  meeting  only if  timely notice  of such stockholder's intent to make such nomination or nominations has been given in writing to the Secretary of the Corporation and if the stockholder, or the beneficial owner on whose behalf any such nomination is made, has provided the Corporation with a Solicitation Notice, as that term is defined in subclause (vii) of this  paragraph,  such  stockholder  or  beneficial  owner  must  have  delivered  a  proxy  statement  and  form  of proxy to holders of a percentage of the Corporation's voting shares reasonably believed by such stockholder or  beneficial  holder  to  be  sufficient  to  elect  the  nominee  or  nominees  proposed  to  be  nominated  by  such stockholder, and must have included in such materials the Solicitation Notice, and if no Solicitation Notice

relating  thereto  has  been  timely  provided  pursuant  to  this  section,  the  stockholder  or  beneficial  owner proposing  such  nomination  must  not  have  solicited  a  number  of  proxies  sufficient  to  have  required  the delivery  of  such  a  Solicitation  Notice  under  this  section.  To  be  timely,  a  stockholder  nomination  for  a director to be elected at an annual meeting shall be received at the Corporation's principal executive offices not less than 120 calendar days in advance of the first anniversary of the date that the Corporation's (or the

Corporation's predecessor's) proxy statement was released to stockholders in connection with the previous year's annual meeting of stockholders, except that if no annual meeting was held in the previous year or the date of  the annual  meeting has  been advanced  by more than  30 calendar  days  from  the date contemplated at the time of the previous year's proxy statement, notice by the stockholders to be timely must be received not  later  than  the  close  of  business  on  the  tenth  day  following  the  day  on  which  public  announcement  of the date of such meeting is first made. Each such notice shall set forth:

(i)

the name and address of the stockholder who intends to make the nomination, of the beneficial owner,  if any,  on  whose  behalf  the  nomination is  being  made  and  of  the  person  or  persons  to be nominated;

(ii)

a  representation that  the  stockholder  is  a holder  of  record  of stock  of  the Corporation  entitled to  vote  for the election of directors on the date  of  such  notice and intends to appear in  person or by proxy at the meeting to nominate the person or persons specified in the notice;

(iii)

a description of all arrangements or understandings between the stockholder or such beneficial owner  and  each  nominee  and  any  other  person  or  persons  (naming  such  person  or  persons)

pursuant to which the nomination or nominations are to be made by the stockholder;

(iv)

such  other  information  regarding  each  nominee  proposed  by  such  stockholder  as  would  be required to be included in a proxy statement filed pursuant to the proxy rules of the  Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board;

(v)

the consent of each nominee to serve as a director of the Corporation if so elected;

(vi)

the class and number of shares of the Corporation that are owned beneficially and of record by such stockholder and such beneficial owner; and

(vii)

whether such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy  to  holders  of  a  sufficient  number  of  holders  of  the  Corporation's  voting  shares  to  elect such  nominee  or  nominees  (an  affirmative  statement  of  such  intent  being  referred  to  in  this

Section  16(a)   as  a  "Solicitation  Notice").  In  no  event  shall  the  public  announcement  of  an adjournment  or  postponement  of  an  annual  meeting  commence  a  new  time  period  (or  extend

Exhibit 3.2

any time  period)  for  the  giving  of  a stockholder's  notice  as  described above. Notwithstanding the third sentence of this Section 16(a),  in the event that the  number of directors to  be elected at  an  annual  meeting  is  increased  and  there  is  no  public  announcement  by  the  Corporation naming  the  nominees  for  the  additional  directorships  at  least  130  days  prior  to  the  first anniversary  of  the  date  that  the  Corporation's  (or  its  predecessor's)  proxy  statement  was released to stockholders in connection with the previous year's annual meeting, a stockholder's notice  required  by this  Section  16(a)  shall  also  be  considered  timely,  but  only with  respect  to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive  offices  of  the  Corporation  not  later  than  the  close  of  business  on  the  10th  day following the day on which such public announcement is first made by the Corporation.

(b) Nominations of persons for  election to the Board  may be  made  at a special meeting of  stockholders  at which directors are to be elected pursuant to the Corporation's notice of meeting by (i) or at the direction of the  Board  or  a  committee  thereof  or  (ii)  any  stockholder  of  the  Corporation  who  is  entitled  to  vote  at  the meeting, who complies with the notice procedures set forth in this Bylaw and who is a stockholder of record at the time such notice is delivered to the Secretary of the Corporation. In the event the Corporation calls a special  meeting  of  stockholders  for  the  purpose  of  electing  one  or  more  directors  to  the  Board,  any  such stockholder  may nominate a  person or  persons (as the case  may be), for election to such position(s) as are specified in the Corporation's  notice of meeting, if the stockholder's notice as required by paragraph (a) of this Bylaw shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than  the  90th  day prior  to  such  special  meeting  and  not  later  than  the  close  of  business  on  the  later  of  the

70th day prior to such special meeting or the 10th day following the day on which public announcement is first  made  of  the  date  of  the  special  meeting  and  of  the  nominees  proposed  by  the  Board  to  be  elected  at such  meeting.  In  no  event  shall  the  public announcement  of an  adjournment  or  postponement of  a special meeting commence a new time  period (or extend any time  period) for the  giving of a  stockholder's  notice as described above.

(c) For purposes of these Bylaws, "public announcement" shall mean disclosure in a press release reported by  the  Dow  Jones  NewsService,  Associated  Press  or  comparable  national  news  service  or  in  a  document publicly filed by the Corporation with the Securities and Exchange Commission.

(d)  Notwithstanding  the  foregoing  provisions  of  this  Bylaw,  a  stockholder  shall  also  comply  with  all applicable requirements of the Securities Act of 1933, as amended and the rules and regulations thereunder with  respect  to  the  matters  set  forth  in  this  Bylaw.  Nothing  in  this  Bylaw  shall  be  deemed  to  affect  any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement.

(e) Only persons nominated in accordance with the procedures set forth in this Section 16 shall be eligible to serve as directors.

Except  as  otherwise  provided  by  law,  the  chairman  of  the  meeting  shall  have  the  power  and  duty  (a)  to determine  whether  a  nomination  was  made  in  accordance  with  the  procedures  set  forth  in  this  Section  16 and (b) if any proposed nomination  was not made in compliance with this  Section 16, to declare that such nomination shall be disregarded. (f) If the chairman of the meeting for the election of directors determines that  a  nomination  of any candidate  for  election  as  a  director  at  such  meeting  was  not  made  in  accordance with  the  applicable  provisions  of  this  Section  16,  such  nomination  shall  be  void;  provided,  however,  that nothing in this Section 16 shall be deemed to limit any voting rights upon the occurrence of dividend.

Exhibit 3.2

ARTICLE IV

Officers

Section 1.

Executive Officers Etc.

The executive  officers of the Corporation shall be a Chairman of the Board, a President, a Secretary and a

Treasurer.  The  Board  also  may  elect  or  appoint  one  or  more  Vice  Presidents  (any  of  whom  may  be designated  as  Executive  Vice  Presidents,  Senior  Vice  Presidents  or  otherwise),  and  any  other  officers  it deems necessary or desirable for the conduct of the business of the Corporation, each of whom  shall  have such powers and duties as the Board determines.

Section 2.

Duties.

(a)     The  Chairman  of  the  Board.

The  Chairman  of  the  Board  shall  be  a  member  of  the  Board.  The

Chairman of the Board shall preside at all meetings of the stockholders and the Board.

(b)     The  President.

The  President  shall  perform,  in  the  absence  or  disability  of  the  Chairman  of the Board, the duties and exercise the powers of the Chairman of the Board and shall have such other powers and duties as the Board or the Chairman of the Board assigns to him or to her.

(c)      Chief  Executive  Officer.

The  Chief  Executive  Officer  shall  be  the  chief  executive  officer  of  the

Corporation  and  shall,  subject  to  the  direction  of  the  Board,  have  general  supervision  and  control  of  its business.  Unless  otherwise  provided  by  resolution  of  the  Board,  in  the  absence  of  the  Chairman  of  the

Board,  the  Chief  Executive  Officer  shall  preside  at  all  meetings  of  the  stockholders  and,  if  a  director,

meetings  of  the Board.  The Chief Executive  Officer  shall  have  general  supervision  and  direction  of all  of the  officers,  employees  and  agents  of  the  Corporation.  The  Chief  Executive  Officer  shall  also  have  the power and authority to determine the duties of all officers, employees and agents of the Corporation, shall determine the compensation of any officers whose compensation is not established by the Board and shall have the power and authority to sign all stock certificates, contracts and other instruments of the Corporation which are authorized.

(d)    The Vice President.

The Vice President or, if there shall be more than one, the Vice Presidents, if any,  in  the  order  of  their  seniority  or  in  any  other  order  determined  by  the  Board,  shall  perform,  in  the absence  or  disability  of  the  President,  the  duties  and  exercise  the  powers  of  the  President  and  shall  have such other powers and duties as the Board or the President assigns to him or to her or to them.

(e)     The Secretary.

Except as otherwise provided in these Bylaws or as directed by the Board, the

Secretary  shall  attend  all  meetings  of  the  stockholders  and  the  Board;  shall  record  the  minutes  of  all proceedings  in books to be kept  for that  purpose;  shall give  notice of all  meetings of the stockholders  and special  meetings  of  the  Board;  and  shall  keep  in  safe  custody  the  seal  of  the  Corporation  and,  when authorized  by  the  Board,  shall  affix  the  same  to  any  corporate  instrument.  The  Secretary  shall  have  such other powers and duties as the Board or the Chairman of the Board assigns to him or her.

(f)     The Treasurer.

Subject to the control of the Board, the Treasurer shall have the care and custody of the corporate funds and the books relating thereto; shall perform all other duties incident to the office of treasurer;  and  shall  have  such  other  powers  and  duties  as  the  Board  or  Chairman  of  the  Board  assigns  to him or her.

Section 3.

Election; Removal.

Exhibit 3.2

Subject  to  his  or  her  earlier  death,  resignation  or  removal,  as  hereinafter  provided,  each  officer  shall  hold his or her office until his or her successor shall have been duly elected and shall have qualified. Any officer may be removed at any time with or without cause by the Board.

Section 4.

Resignations.

Any  officer  may  resign  at  any  time  by  giving  written  notice  of  his  resignation  to  the  Corporation.  A resignation shall take effect at the time specified therein or, if the time when it shall become effective shall

not   be   specified   therein,  immediately  upon   its  receipt,   and,   unless   otherwise   specified  therein,  the

acceptance of a resignation shall not be necessary to make it effective.

Section 5.

Vacancies.

If  an  office  becomes  vacant  for  any reason,  the Board or  the  stockholders  may fill  the  vacancy,  and  each officer so elected shall serve for the remainder of his or her predecessor’s term and until his successor shall have been elected or appointed and shall have qualified.

Section 6.

Salaries.

Officers of the Corporation shall be entitled to such salaries, compensation or reimbursement as shall be fixed or allowed from time to time by the Board.

Section 7

Delegation of Authority.

The Board may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

ARTICLE V

Provisions Relating to Stock Certificates and Stockholders

Section 1.

Certificates.

Certificates for the Corporation’s capital stock shall be in such form as required by law and as approved by the Board. Each certificate shall be signed in the name of the Corporation by the Chairman of the Board or

President  or  any  Vice  President  and  by  the  Secretary  or  Treasurer  or  any  Assistant  Secretary  or  any

Assistant  Treasurer  and  shall  bear  the  seal  of  the  Corporation  or  a  facsimile  thereof.  If  any  certificate  is countersigned by a transfer  agent  or registered by a registrar, other  than the Corporation or its employees,

the  signature  of  any  officer  of  the  Corporation  may  be  a  facsimile  signature.  In  case  any  officer,  transfer agent or registrar who shall have signed or whose facsimile signature as placed on any certificate shall have ceased to be such officer, transfer agent or registrar before the certificate shall be issued, it may nevertheless be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of the issue.

Section 2.

Lost Certificates, etc.

The  Corporation  may issue  a new  certificate  for  shares  in  place  of  any certificate theretofore issued  by it,

alleged to have  been lost, mutilated,  stolen or  destroyed,  and the Board may require the owner  of the lost,

mutilated, stolen or destroyed certificate, or his or her legal representatives, to make an affidavit of that fact and to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be

Exhibit 3.2

made against the Corporation on account of the alleged loss, mutilation, theft or destruction of the certificate or the issuance of a new certificate.

Section 3.

Transfers of Shares.

Transfers  of  shares  shall  be  registered  on  the  books  of  the  Corporation  maintained  for  that  purpose  after due  presentation  of  the  stock  certificates  therefor  appropriately  endorsed  or  accompanied  by  proper evidence of succession, assignment or authority to transfer.

Section 4

Lost, Stolen or Destroyed Certificates.

The  Corporation  may issue  a  new  certificate  of  stock  in  place  of  any previously issued  certificate  alleged to  have  been  lost,  stolen,  or  destroyed,  upon  such  terms  and  conditions  as  the  Board  may  prescribe,

including  the  presentation of  reasonable  evidence  of  such  loss,  theft  or  destruction  and  the  giving  of such indemnity as the Board may require for the protection of the Corporation or any transfer agent or registrar.

Section 5.

Record Date.

The purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof,  or for  the purpose  of determining stockholders entitled to receive  payment  of any dividend or other distribution or the allotment of any rights, or for the purpose of any other action, the

Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the  record  date  is  adopted  by  the  Board,  and  which  record  date  shall  not  be  more  than  sixty (60)  nor  less than ten (10)  days  before  the  date of any such  meeting and  shall  not be more  than sixty (60)  days  prior  to any other action.

ARTICLE VI

Contracts, Loans, Checks and Deposits

Section 1.

Contracts.

The Board may authorize any Officer or Officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation and such authority may be general or confined to specific instances.

Section 2.

Loans.

No loan or advance shall be contracted on behalf of the Corporation, no negotiable paper or other evidence of its obligation under any loan or advance shall be issued in its name, and no property of the Corporation shall be mortgaged, pledged, hypothecated or transferred as security for the payment of any loan, advance,

indebtedness  or  liability  of  the  Corporation  unless  and  except  as  authorized  by  the  Board.  Any  such authorization may be general or confined to specific instances.

Section 3.

Deposits.

All  funds  of the  Corporation  not  otherwise employed  shall  be  deposited  from time to  time  to the  credit  of the Corporation in such banks, trust companies or other depositories as the Board may select, or as may be selected by an Officer or agent of the Corporation authorized to do so by the Board.

Section 4.

Checks and Drafts.

Exhibit 3.2

All notes, drafts, acceptances, checks, endorsements and evidence of indebtedness of the Corporation shall be signed by such Officer or Officers or such agent or agents of the Corporation and in such manner as the

Board from time to time may determine. Endorsements for deposits to the credit of the Corporation in any of  its  duly  authorized  depositories  shall  be  made  in  such  manner  as  the  Board  may  from  time  to  time determine.

Section 5.

Bonds and Debentures.

Every  bond  or  debenture  issued  by  the  Corporation  shall  be  in  the  form  of  an  appropriate  legal  writing,

which  shall  be  signed  by  the  President  or  Vice  President  and  by  the  Treasurer  or  by  the  Secretary,  and

sealed with the seal of the Corporation. The seal  may be facsimile,  engraved or printed. Where such bond or debenture is authenticated with the manual signature of an authorized Officer of the Corporation or other trustee  designated  by  the  indenture  of  trust  or  other  agreement  under  which  such  security  is  issued,  the signature  of  any  of  the  Corporation’s  Officers  named  thereon  may  be  facsimile.  In  case  any  Officer  who signed,  or  whose  facsimile  signature  has  been  used  on  any  such  bond  or  debenture,  shall  cease  to  be  an

Officer of the Corporation for any reason before the same has been delivered by the Corporation, such bond or debenture may nevertheless by adopted by the Corporation and issued and delivered as though the person who signed it or whose facsimile signature has been used thereon had not ceased to be such Officer.

ARTICLE VI

Indemnification

Section 1.

Indemnification.

The Corporation shall, to  the  fullest  extent permitted by the  General Corporation Law (including, without limitation, Nevada Revised Statutes 78.7502 thereof) or other provisions of the laws  of Nevada relating to

indemnification   of   directors,   officers,   employees   and   agents,   as   the   same   may   be   amended   and

supplemented from time to time, indemnify any and all such persons whom it shall have power to indemnify under the General Corporation Law or such other provisions of law.

Section 2.

Statutory Indemnification.

Without  limiting  the  generality of  Section  1  of  this Article  VI,  to  the  fullest  extent  permitted,  and  subject to  the  conditions  imposed,  by  law,  and  pursuant  to  Nevada  Revised  Statutes  78.7502  of  the  General

Corporation Law unless otherwise determined by the Board: (i) the Corporation shall indemnify any person who  was  or  is  a party or  is threatened to  be  made  a  party to  any threatened,  pending  or  completed  action,

suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right  of  the  Corporation)  by  reason  of  the  fact  that  such  person  is  or  was  a  director,  officer,  employee  or

Exhibit 3.2

agent  of  the  Corporation,  or  is  or  was  serving  at  the  request  of  the  Corporation  as  a  director,  officer,

employee  or  agent  of  another  corporation,  partnership,  joint  venture,  trust  or  other  enterprise,  against reasonable  expenses (including  attorney’s  fees),  judgments,  fines  and  amounts  paid in  settlement  actually and reasonably incurred by him in  connection with such  action,  suit or  proceeding if such person acted in good  faith  and  in  a  manner  he  reasonably  believed  to  be  in  or  not  opposed  to  the  best  interests  of  the

Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct  was  unlawful;  and  (ii)  the  Corporation  shall  indemnify  any  person  who  was  or  is  a  party  or  is threatened  to  be  made  a  party to  any threatened,  pending  or  completed  action  or  suit  by or  in  the  right  of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director,

officer,  employee  or  agent  of  the  Corporation,  or  is  or  was  serving  at  the  request  of  the  Corporation  as director,  officer,  employee  or  agent  of  another  corporation,  partnership,  joint  venture,  trust  or  other enterprise against reasonable expenses (including attorney’s fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except as otherwise provided by law.

Section 3.

Indemnification by Resolution of Stockholders or Directors of Agreement.

To the fullest extent permitted by law, indemnification may be granted, and expenses may be advanced, to the  persons  described  in  Nevada  General  Corporation  Law  or  other  provisions  of  the  laws  of  Nevada relating  to  indemnification  and  advancement  of  expenses,  as  from  time  to  time  may  be  in  effect,  by  (i)  a

resolution  of  stockholders,  (ii)  a  resolution  of  the  Board,   or  (iii)  an  agreement  providing  for  such

indemnification  and  advancement  of  expenses;  provided  that  no  indemnification  may  be  made  to  or  on behalf  of  any  person  if  a  judgment  or  other  final  adjudication  adverse  to  the  person  establishes  that  such person’s acts  were  committed  in  bad  faith  or  were  the result  of active  and deliberate  dishonesty and  were material to the cause of action so adjudicated, or that such person personally gained in fact a financial profit or other advantage to which such person was not legally entitled.

Section 4.

General.

It  is  the intent  of this Article VI to require the Corporation to indemnify the persons  referred to herein for judgments,  fines,  penalties,  amounts  paid  in  settlement  and  expenses  (including  attorneys’  fees),  and  to advance expenses to such persons, in each and every circumstance in which such indemnification and such

advancement   of   expenses   could   lawfully   be   permitted   by   express   provision   of   Bylaws,   and   the

indemnification and expense  advancement  provided by this Article VI shall  not  be limited  by the  absence of  an  express  recital  of  such  circumstances.  The  indemnification  and  advancement  of  expenses  provided by, or granted pursuant to, these Bylaws shall not be deemed exclusive of any other rights to which a person seeking  indemnification  or  advancement  of  expenses  may  be  entitled,  whether  as  a  matter  of  law,  under any  provision  of  the  Corporation’s  Articles  of  Incorporation  or  these  Bylaws,  by  agreement,  by  vote  of stockholders  or  disinterested  directors  of  the  Corporation  or  otherwise,  both  as  to  action  in  his  official capacity and as to action in another capacity while holding such office.

Section 5.

Indemnification Benefits.

Indemnification  pursuant  to  these  Bylaws  shall  inure  to  the  benefit  of  the  heirs  executors,  administrators and personal representatives of those entitled to indemnification.

ARTICLE VII

General Provisions

Exhibit 3.2

Section 1

Fiscal Year.

The fiscal year of the Corporation shall be as fixed by the Board.

Section 2

Corporate Seal.  The corporate seal shall be in such form as shall be approved by the Board.

Section 3

Waiver of Notice.

Whenever any notice whatsoever is required to be given by law, by the Articles of Incorporation or by these

Bylaws, a waiver of such notice either in writing signed by the person entitled to such notice or such person's duly  authorized  attorney,  or  by  electronic  transmission  or  any  other  method  permitted  under  the  General

Corporation  Law,  whether  before,  at  or  after  the  time  stated  in  such  waiver,  or  the  appearance  of  such person or persons at such meeting in person or by proxy, shall be deemed equivalent to such notice. Neither the business nor the purpose of any meeting need be specified in such a waiver. Attendance at any meeting shall  constitute  waiver  of  notice  except  attendance  for  the  sole  purpose  of  objecting  to  the  timeliness  of notice.

Section 4

Actions with Respect to Securities of Other Corporations.

Except as the Board may otherwise designate, the Chief Executive Officer or President or any officer of the

Corporation  authorized  by  the  Chief  Executive  Officer  or  President  shall  have  the  power  to  vote  and otherwise  act  on  behalf  of  the  Corporation,  in  person  or  proxy,  and  may  waive  notice  of,  and  act  as,  or appoint any person or persons to act as, proxy or attorney-in-fact to this Corporation (with or without power

of   substitution)   at   any   meeting   of   stockholders   or   stockholders   (or   with   respect   to   any   action   of

stockholders)  of  any  other  corporation  or  organization,  the  securities  of  which  may  be  held  by  this

Corporation  and  otherwise  to  exercise  any and  all  rights  and  powers  which  this  Corporation  may possess by reason of this Corporation's ownership of securities in such other Corporation or other organization.

Section 5

Evidence of Authority.

A  certificate  by the  Secretary,  or  an  Assistant  Secretary,  or  a  temporary Secretary,  as  to  any action  taken by the stockholders, directors, a committee or any officer or representative of the Corporation shall as to all persons who rely on the certificate in good faith be conclusive evidence of such action.

Section 6

Certificate of Incorporation.

All  references  in  these  Bylaws  to  the  Articles  of  Incorporation  shall  be  deemed  to  refer  to  the  Articles  of

Incorporation of the Corporation, as amended and in effect from time to time.

Section 7

Severability.

Any determination that any provision of these Bylaws is  for any reason inapplicable, illegal or ineffective shall not affect or invalidate any other provision of these Bylaws.

Section 8

Pronouns.

All pronouns used in these Bylaws  shall  be deemed  to refer to the  masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

Exhibit 3.2

Section 9

Notices.

Except as otherwise specifically provided herein or required by law, all notices required to be given to any stockholder, director, officer, employee or agent shall be in writing and may in every instance be effectively given  by hand delivery to the  recipient thereof, by depositing such notice in the mails,  postage  paid, or by sending  such  notice  by  commercial  courier  service,  or  by  facsimile  or  other  electronic  transmission,

provided  that  notice  to  stockholders  by  electronic  transmission  shall  be  given  in  the  manner  provided  by

General  Corporation  Law.  Any  such  notice  shall  be  addressed  to  such  stockholder,  director,  officer,

employee  or  agent  at  his  or  her  last  known  address  as  the  same  appears  on  the  books  of  the  Corporation.

The  time  when  such  notice  shall  be  deemed  to  be  given  shall  be  the  time  such  notice  is  received  by  such stockholder, director, officer, employee or agent, or by any person accepting such notice on behalf of such person, if delivered by hand, facsimile, other electronic transmission or commercial courier service, or the time such notice is dispatched, if delivered through the mails. Without limiting the manner by which notice otherwise  may be  given  effectively,  notice  to  any stockholder  shall  be  deemed  given:  (1)  if  by  facsimile,

when  directed  to  a  number  at  which  the  stockholder  has  consented  to  receive  notice;  (2)  if  by  electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice;

(2) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting,  upon  the  later  of  (A)  such  posting  and  (B)  the  giving  of  such  separate  notice;  (4)  if  by any other form of electronic transmission, when directed to the stockholder; and (5) if by mail, when deposited in the mail, postage prepaid, directed to the stockholder at such stockholder's address as it appears on the records of the Corporation.

Section 10

Reliance Upon Books, Reports and Records.

Each director, each member of any committee designated by the Board, and each officer of the Corporation shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or  other  records  of  the Corporation as  provided by law,  including reports  made to  the Corporation  by any of  its  officers,  by  an  independent  certified  public  accountant,  or  by  an  appraiser  selected  with  reasonable care.

Section 11

Time Periods.

In applying any provision of these Bylaws which require that an act be done or not done a specified number of  days  prior  to  an  event  or  that  an  act  be  done  during  a  period  of  a  specified  number  of  days  prior  to  an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

Section 12

Facsimile Signatures.

In  addition  to  the  provisions  for  use  of  facsimile  signatures  elsewhere  specifically  authorized  in  these

Bylaws,  facsimile  signatures  of  any  officer  or  officers  of  the  Corporation  may  be  used  whenever  and  as authorized by the Board or a committee thereof.

ARTICLE VIII

Amendment

Exhibit 3.2

Section 1

By the Board of Directors.

Except as is otherwise set forth in these Bylaws, these Bylaws may be altered, amended or repealed or new bylaws  may  be  adopted  by  the  affirmative  vote  of  a  majority  of  the  directors  at  any  regular  or  special meeting of the Board at which a quorum for the transaction of business is present.

Section 2

By the Stockholders.

Notwithstanding  any  other  provision  of  these  Bylaws,  new  bylaws  may  be  also  be  adopted,  or  these

Bylaws  may  also  be  amended  or  repealed,  by  the  affirmative  vote  of  the  shareholders  collectively having a majority of the voting power or by the written assent of such shareholders.

CERTIFICATE OF SECRETARY

OF

MOBETIZE CORP.

(a Nevada corporation)

I, Ajay Hans, acting as the President of Mobetize Corp, a Nevada corporation (the "Corporation"), hereby certify that the Bylaws to which this Certificate is attached are the Bylaws of the Corporation.

Executed effective on the 2nd day of February, 2016.

/s/ Ajay Hans, President